Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-157860, 333-253297, and 333-253321 on Form S-3, and Registration Statement No. 333-266016 on Form S-8, of our reports dated February 16, 2023, relating to the financial statements of LXP Industrial Trust, and the effectiveness of LXP Industrial Trust’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

New York, New York
February 16, 2023